EXECUTION COPY

SECURITY AGREEMENT

between

THE GUITAMMER COMPANY,

as Debtor

and

THE DIRECTOR OF DEVELOPMENT
OF THE STATE OF OHIO

as Secured Party

Dated

as of

April 25, 2008

(The Table of Contents is not a part of this Security Agreement and is only for convenience of reference.)

Page

Preambles and Granting Clauses....1

ARTICLE I
Definitions

Section 1.1 Use of Defined Terms....2
Section 1.2 Definitions....2
Section 1.3 Certain Words and References....8
Section 1.4 Terms Defined in, and References to, Ohio Uniform Commercial Code....8

ARTICLE II
Preservation of Security

Section 2.1 Representations, Warranties and Covenants....8
Section 2.2 Recordation and Filing....11
Section 2.3 After-Acquired Property....11
Section 2.4 Disposition; Liens and Encumbrances....11
Section 2.5 Security Agreement....12
Section 2.6 No Claims Against the Director....12
Section 2.7 The Director's Powers....12
Section 2.8 Security for Advances....12
Section 2.9 Instruments, Securities, Chattel Paper, Documents and Pledged Deposits....12
Section 2.10 Deposit Accounts....13
Section 2.11 Federal, State or Municipal Claims....13
Section 2.12 Letter of Credit Rights....13
Section 2.13 Pledged Deposits....13
Section 2.14 Commercial Tort Claims....13
Section 2.15 Electronic Chattel Paper and Transferable Records....13
Section 2.16 Uncertificated Securities and Certain Other Investment Property....14
Section 2.17 Authorization for Director to Take Certain Action....14

ARTICLE III
Taxes, Mechanics' Liens and Insurance

Section 3.1 Payment of Taxes and Other Governmental Charges....15
Section 3.2 Mechanics' and Other Liens....16
Section 3.3 Insurance....16
Section 3.4 Workers' Compensation Coverage....18
Section 3.5 Advances by Director....18

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ARTICLE IV
Maintenance and Use of Collateral

Section 4.1 Compliance with Legal and Insurance Requirements 19
Section 4.2 Maintenance and Use of Collateral 19
Section 4.3 Documents to be Provided 19
Section 4.4 Substitutions and Removals 19
Section 4.5 Indemnification 20

ARTICLE V
Damage, Destruction and Eminent Domain

Section 5.1 Damage to or Destruction of Collateral 21
Section 5.2 Use of Insurance Proceeds 21
Section 5.3 Intentionally Omitted 22
Section 5.4 Investment and Disbursement of Net Proceeds 22

ARTICLE VI
Events of Default and Remedies

Section 6.1 Right to Perform Covenants 22
Section 6.2 Events of Default 22
Section 6.3 Remedies 23
Section 6.4 Waiver of Appraisement, Valuation, Redemption and Marshalling of Assets 25
Section 6.5 Application of Proceeds 25
Section 6.6 Appointment of Receiver 26
Section 6.7 Possession, Management and Income; Assignment 26
Section 6.8 Remedies Cumulative 26
Section 6.9 Provisions Subject to Applicable Law 26
Section 6.10 No Waiver by the Director 27
Section 6.11 Discontinuance of Proceedings and Restoration of Status Quo 27
Section 6.12 No Liability 27
Section 6.13 Right to Proceed Against Collateral 27

ARTICLE VII
Miscellaneous Provisions

Section 7.1 Additional Security 27
Section 7.2 Partial Release 27
Section 7.3 Release and Discharge 27
Section 7.4 Inspection 28
Section 7.5 Expenses 28
Section 7.6 Estoppel Affidavits 28
Section 7.7 No Merger 28

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Section 7.8 General Provisions 28
Section 7.9 Amendments, Changes and Modifications 29
Section 7.10 Waiver of Setoff 29
Section 7.11 Brundage Clause 29
Section 7.12 Notices 29
Section 7.13 Personalty 30
Section 7.14 Extent of Covenants of the Director; No Personal Liability 30
Section 7.15 Waiver of Jury Trial 30
Section 7.16 Consent to Jurisdiction/Service of Process 30
Section 7.17 Attorney Review 30
Section 7.18 Time is of the Essence 31

Signatures 31

Schedule A - Permitted Encumbrances

Schedule B - Project Equipment

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT, made and entered into as of April 25, 2008, is executed and delivered by The Guitammer Company, an Ohio corporation (the "Company"), as debtor, whose address is 6117 Maxtown Road, Westerville, Ohio 43082, to The Director of Development (the "Director") of the State of Ohio, as secured party, whose address is 77 South High Street, P.O. Box 1001, Columbus, Ohio 43216-1001, under the circumstances summarized in the following recitals (the capitalized terms used but not defined in the recitals and granting clauses are used therein as defined in Article I hereof):

A.    Pursuant to the Loan Agreement, to which reference is hereby made and a counterpart of which is on file and available for inspection at the Notice Address of the Director, the Director has agreed to loan to the Company the maximum principal sum of One Million Eighty-Three Thousand Nine Hundred Fifty-One Dollars ($1,083,951).

B.    By the Loan Agreement and as further evidenced by the Note delivered to the Director, the Company is required to repay the Loan by making payments to the Director at such times and in such amounts as are set forth in the Note.

NOW, THEREFORE, as an inducement to and in consideration of the Loan to the Company by the Director pursuant to the Loan Agreement and for other valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of securing: (i) all payments to be made by the Company with respect to the Loan and under the Loan Agreement, the Note, this Security Agreement and all other Loan Documents, together with interest, monthly service fees and loan participation fees as provided therein and herein, (ii) any amounts advanced or costs incurred by the Director with respect to the Collateral, including but not limited to amounts advanced or costs incurred for the payment of taxes, assessments, insurance premiums or amounts advanced or costs incurred for the protection of the Collateral or enforcement of this Security Agreement, the Note, the Loan Agreement and all other Loan Documents, together with interest, monthly service fees and loan participation fees as provided therein and herein, and (iii) the performance and observance of each covenant and agreement of the Company contained in this Security Agreement, the Note, the Loan Agreement and the other Loan Documents, the Company does hereby grant, bargain, sell, convey, assign, grant a lien and security interest in and transfer unto the Director, the Director's successors and assigns, the Collateral.

TO HAVE AND TO HOLD the Collateral unto the Director, the Director's successors and assigns, forever;

AND, IT IS HEREBY COVENANTED that this Security Agreement is given and the Collateral is to be held in the manner and to the extent and applied subject to the further terms herein set forth:

ARTICLE I
Definitions

Section 1.1 Use of Defined Terms. In addition to the words and terms elsewhere defined in this Security Agreement or by reference to the Loan Agreement or other instruments or documents, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use clearly indicates a different meaning or intent. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

Section 1.2 Definitions. As used herein:

"Accounts" means "account" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or Person licensed or authorized to operate the game by a state or governmental unit of a state. "Account" includes a health-care-insurance receivable. "Account" does not include (i) rights to payment evidenced by Chattel Paper or an Instrument, (ii) Commercial Tort Claims, (iii) Deposit Accounts, (iv) Investment Property, (v) Letter-of-Credit Rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card

"Chattel Paper" means "chattel paper" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a record that evidences both a monetary obligation and a security interest in specific Goods, a security interest in specific Goods and Software used in the Goods, a security interest in specific Goods and license of Software used in the Goods, a lease of specific Goods, or a lease of specific Goods and license of Software used in the Goods. "Monetary obligation" means a monetary obligation secured by the Goods or owed under a lease of the Goods and includes a monetary obligation with respect to Software used in the Goods. If a transaction is evidenced by records that include an Instrument or series of Instruments, the group of records taken together constitutes Chattel Paper. "Chattel Paper" does not include (i) charters or other contracts involving the use or hire of a vessel or (ii) records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

"Collateral" means all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Pledged Deposits, Software, Stock Rights and Other Collateral, wherever located, in which the Company now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, software, computer files, programs, printouts and other computer materials and records related thereto.

"Commercial Code" means Chapters 1301 through 1310, inclusive, Ohio Revised Code, as in effect from time to time.

"Commercial Tort Claim" means "commercial tort claim" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a claim arising in tort with respect to which (a) the claimant is an organization; or (b) the claimant is an individual and the claim: (i) arose in the course of the claimant's business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual, in which a security interest has been specifically granted by the Company to the Director pursuant to Section 2.14.

"Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9- 104, 9-105, 9-106 or 9-107 of Article 9, of the Commercial Code.

"Deposit Account" means "deposit account" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a demand, time, savings, passbook, or similar account maintained with a bank but does not include Investment Property or Accounts evidenced by an Instrument.

"Documents" means "document" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a document of title or a receipt of the type described in division (B) of section 1307.06 of the Ohio Revised Code.

"Electronic Chattel Paper" means "electronic chattel paper" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means Chattel Paper evidenced by a record consisting of information stored in an electronic medium.

"Equipment" means "equipment" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means Goods other than Inventory, farm products, or consumer goods. The term "Equipment" includes the Project Equipment.

"Event of Default" means any of the events described as an Event of Default in Section 6.2 hereof.

"Fixtures" means "fixtures" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means all Goods which become so related to particular real estate that an interest in such Goods arises under real property law.

"General Intangibles" means "general intangible" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means any personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, letters of credit, money, and oil, gas, or other minerals before extraction. "General Intangible" includes Payment Intangibles and Software.

"Goods" means "goods" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means all things that are movable when a security interest attaches. "Goods" includes (i) Fixtures, (ii) standing timber that is to be cut and removed under a conveyance or contract for sale, (iii) the unborn young of animals, (iv) crops grown, growing, or to be grown, even if the crops are produced on trees, vines, or bushes, and (v) manufactured homes. "Goods" also includes a computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods, or (ii) by becoming the owner of the Goods, a Person acquires a right to use the program in connection with the Goods. "Goods" does not include a computer program embedded in Goods that consist solely of the medium in which the program is embedded. "Goods" does not include Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, letters of credit, money, or oil, gas, or other minerals before extraction.

"Independent Counsel" means an attorney or a firm of attorneys selected by the Director and duly admitted to practice law before the highest court of the State.

"Insurance Requirements" means those insurance requirements described in Section 4.1 hereof.

"Instruments" means "instrument" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment. "Instrument" does not include (i) Investment Property, (ii) letters of credit, or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

"Intercreditor Agreement" means the Intercreditor Agreement of even date herewith between the Director and the Lender, as the same maybe amended, modified, supplemented, restated or replaced from time to time.

"Interest Rate for Advances" means eleven percent (11%) per annum.

"Inventory" means "inventory" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means Goods, other than farm products which: (A) are leased by a Person as lessor; (B) are held by a Person for sale or lease or to be furnished under contracts of service; (C) are furnished by a Person under a contract of service; or (D) consist of raw materials, work in process, or materials used or consumed in a business.

"Investment Property" means "investment property" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a Security, whether certificated or uncertificated; a security entitlement; a securities account; a commodity contract; or a commodity account.

"Legal Requirements" means those legal requirements described in Section 4.1 hereof.

"Lender" means Thelma Gault, an individual.

"Lender Loan" means the loan by the Lender to the Company in the principal amount of Eight Hundred Thousand Dollars ($800,000) as evidenced by the promissory note executed by the Company in favor of the Lender, dated as of January 31, 2008.

"Lender Loan Agreement" means the Loan Agreement between the Lender and the Company dated as of May 5, 2003 securing the Lender Loan, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

"Letter-of-Credit Rights" means "letter-of-credit right" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. "Letter-of-Credit Right" does not include the right of a beneficiary to demand payment or performance under a letter of credit

"Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

"Loan" means the loan by the Director to the Company in the maximum amount of One Million Eighty-Three Thousand Nine Hundred Fifty-One Dollars ($1,083,951).

"Loan Agreement" means the Loan Agreement between the Director and the Company, of even date herewith, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

"Loan Documents" means the Loan Agreement, the Note, this Security Agreement, the UCC Financing Statement and all other documents and instruments with respect to the Loan, as each of the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

"Net Proceeds" means, when used with respect to any insurance proceeds or condemnation award, means the gross proceeds thereof less the payment of all expenses, including attorneys' fees, incurred in connection with the collection of such gross proceeds.

"Note" means the Cognovit Promissory Note, of even date herewith, in the principal amount of One Million Eighty-Three Thousand Nine Hundred Fifty-One Dollars ($1,083,951), executed and delivered by the Company to the Director in connection with the Loan, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

"Notice Address" means:

As to the Director:	Ohio Department of Development
Attn: Loan Servicing
77 South High Street, 28th Floor
P.O. Box 1001
Columbus, OH 43216-1001

As to the Company:	The Guitammer Company
Attn: Mark A. Luden, President & CEO
6117 Maxtown Road
Westerville, OH 43082

or such additional or different address or addressee, written notice of which is given in accordance with the Loan Agreement.

"Other Collateral" means any property of the Company, other than real estate, not included within the defined terms Accounts, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Pledged Deposits, Software and Stock Rights, including, without limitation, all cash on hand, and other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Company other than real estate.

"Payment Date" means the first day of each calendar month commencing on the First Installment Date (as defined in the Note), in the years during which the Loan, as evidenced by the Note, is outstanding under the provisions of the Loan Agreement.

"Payment Intangibles" means "payment intangible" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a General Intangible under which the account debtor's principal obligation is a monetary obligation.

"Permitted Encumbrances" means the mortgages, liens, pledges, security interests and other items set forth in Schedule A attached hereto.

"Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

"Pledged Deposits" means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, and all rights to receive interest on said deposits.

"Project Equipment" means the equipment and other personal property described on Schedule B attached hereto, as the same may be amended, modified, supplemented, restated or replaced from time to time.

"Project Site" means the Company's place of business where the Project Equipment is located, specifically 6117 Maxtown Road, Genoa Township, Ohio 43082.

"Required Property Insurance Coverage" means at all times, to provide, maintain and keep in force the following policies of insurance:
(a) Insurance against loss or damage to the Collateral with coverage on an "all risk" basis, including but not limited to the perils of flood and earthquake, if necessary, in an amount equal to the full replacement cost of the Collateral, and with not more than Five Thousand Dollars ($5,000) deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this subparagraph shall contain the "Replacement Cost Endorsement".
(b) Insurance against loss or damage to personal property by fire and other risks covered by insurance of the type now known as "fire and extended coverage."
(c) Such other insurance, and in such amounts, as may from time to time reasonably be required by the Director against the same or other hazards.

"Required Public Liability Insurance Coverage" means commercial public liability insurance against injury, loss or damage to persons (including death) and property in an amount which is not less than Two Million Dollars ($2,000,000) per occurrence for injury to persons (including death) and not less than One Million Dollars ($1,000,000) per occurrence for damage to property or such additional amounts as may from time to time be required by the Director.

"Security" has the meaning set forth in Article 8 of the Commercial Code.

"Security Agreement" means this Security Agreement, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

"Software" means "software" as defined in Article 9 of the Commercial Code, which definition, as of the date of this Security Agreement, means a computer program and any supporting information provided in connection with a transaction relating to the program. "Software" does not include a computer program that is included in the definition of Goods.

"State" means the State of Ohio.

"Stock Rights" means any Securities, dividends or other distributions and any other right or property which the Company shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Securities or other ownership interests in a corporation, partnership, joint venture, limited liability company or other entity constituting Collateral and any Securities, any right to receive Securities and any right to receive earnings, in which the Company now has or hereafter acquires any right, issued by an issuer of such Securities.

"UCC Financing Statement" means a financing statement under Article 9 of the Commercial Code providing notice of the Director's security interest in the Collateral.

Section 1.3 Certain Words and References. Any reference herein to the Director shall include those succeeding to the Director's functions, duties or responsibilities pursuant to or by operation of law or lawfully performing such functions. Any reference to a section or provision of the Constitution of the State or to the Act or to a section, provision, chapter or title of the Ohio Revised Code shall include such section, provision, chapter or title as from time to time amended.

The terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Security Agreement; and the term "heretofore" means before, and the term "hereafter" means after, the Closing Date. Words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

Section 1.4 Terms Defined in, and References to, Ohio Uniform Commercial Code. Terms defined in the Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Commercial Code as in effect from time to time. References to Articles and sections of Articles of the Commercial Code shall refer to such Articles and sections as enacted by the State and in effect from time to time.

ARTICLE II

Preservation of Security

Section 2.1 Representations, Warranties and Covenants. The Company represents, warrants and covenants to the Director that:

(a)  The Company (i) has (or will have upon acquisition by the Company) good and sufficient title to all Collateral subject only to Permitted Encumbrances, (ii) has full right and authority to sell and convey the Collateral and (iii) will warrant and defend to the Director such title to the Collateral and the lien, pledge and security interest of the Director therein and thereon against all claims and demands whatsoever, except as associated with Permitted Encumbrances, and will, except as otherwise herein expressly provided, maintain the priority of the lien of, and the pledge and security interest granted by, this Security Agreement upon the Collateral until the Company shall be entitled to defeasance as provided herein.

 (b)  The lien, pledge and security interest of this Security Agreement is a good and valid first shared lien, pledge and security interest on all the Collateral.

 (c)   The Project Equipment shall be used by the Company in its business and does not and will not constitute consumer goods within the meaning of the Commercial Code.

 (d)   The Project Equipment shall remain in the Company's possession or control at all times at the Company's risk for loss and shall be kept at, and shall not, without prior written consent of the Director, be removed from the Project Site except as otherwise provided herein.

(e)   If, with respect to any part of the Collateral, any certificate of title or similar negotiable document, except negotiable instruments received in the ordinary course of business in collection of accounts receivable, is at any time outstanding, the Company shall promptly advise the Director thereof, cause the interest of the Director to be properly and promptly noted thereon, and promptly deliver to the Director any such negotiable certificate or document.

(f)   No financing statement or security agreement purporting to cover any of the Collateral has heretofore been signed, authenticated or authorized by the Company or names the Company as "debtor" except for Permitted Encumbrances and no such financing statement or security agreement is now on file in any public office except for Permitted Encumbrances.

(g)   Except as permitted under the Loan Agreement, all of the Collateral, and all records concerning the Collateral or copies of such records, shall be kept at the Project Site or Zhenzhen, China.

(h)   The Company will permit the Director and the Director's agents and representatives to inspect the Collateral and any property or records with respect thereto and to make copies thereof and to enter upon the Project Site for such purpose.

(i)   The Company shall, at the Company's own expense, from time to time as requested by the Director take such actions and execute and deliver to the Director all such instruments, supplements, further assurances and security or other agreements as may be reasonably required or requested by the Director in order to perfect and continue the Director's lien, pledge and security interest in the Collateral hereunder. The Company hereby irrevocably appoints the Director as the Company's agent and attorney-in-fact to sign and/or authenticate all such instruments, supplements, further assurances and security and other agreements.

(j)   Neither the execution and delivery by the Company of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or the articles of incorporation, code of regulations, or by-laws, the provisions of any indenture, instrument or agreement to which the Company is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than the security interest in favor of the Director).

(k)   The Company has not conducted business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in the Company's organizational documents as filed with the Company's jurisdiction of organization.

(l)   The Company shall (i) preserve its existence as a corporation and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets; (ii) not change its state of organization; and (iii) not change its name or taxpayer identification number, unless permitted by the terms of Loan Agreement and the Company shall have given the Director not less than sixty (60) days' prior written notice of such event or occurrence and the Director shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Director's security interest in the Collateral, or (y) taken such steps (with the cooperation of the Company to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Director's security interest in the Collateral.

(m)   The Company's federal employer identification number is 31-1292441. The Company is an Ohio corporation and the Company's organizational identification number issued by the State of Ohio is 768175.

(n)   The Company is a corporation for profit duly organized, validly existing and in good standing under the laws of the State, and has all requisite power, corporate or otherwise, to conduct its business and to own, or hold under lease, its assets and properties.

(o)   The Company is qualified to do business as a foreign corporation in each other jurisdiction wherein the character of the properties owned or held under lease by the Company or the nature of the business conducted or proposed to be conducted by the Company makes such qualification necessary, except in such jurisdiction where the failure to be so qualified, licensed, admitted or approved will not have a material adverse effect on the business, operations or financial condition of the Company.

(p)   The officers of the Company executing and delivering this Security Agreement have full power and authority to do so and to carry out the transactions contemplated thereby. The Security Agreement has been duly authorized, executed and delivered by the Company and all steps necessary have been taken to constitute this Security Agreement, when executed and delivered by the respective parties hereto, a valid and legally binding obligation of the Company enforceable in accordance with its terms.

Section 2.2 Recordation and Filing. The Company, at the Company's expense, shall cause any UCC Financing Statements, including all necessary amendments, supplements and continuation and correction statements, to be recorded, registered and filed, and to be kept recorded, registered and filed, in such manner and in such places as may be required to establish, perfect, preserve and protect the lien, pledge and security interest of this Security Agreement as a good and valid perfected lien on and security interest in all property and interests therein included in the Collateral (together with, without limitation, any such property and interests acquired after the execution hereof). The Company hereby irrevocably appoints the Director as the Company's agent and attorney-in-fact to file and, if necessary, sign or acknowledge all such UCC Financing Statements, amendments to UCC Financing Statements, continuation and correction statements with respect to UCC Financing Statements and other documents for recording, registering and filing.

Section 2.3 After-Acquired Property. All property of every kind acquired by the Company after the date hereof shall immediately upon the acquisition thereof by the Company, and without further action by the Company, become subject to the lien, pledge and security interest of this Security Agreement as fully as though now owned by the Company and specifically described herein. Nevertheless, the Company shall take such actions and execute, acknowledge and deliver such additional instruments as the Director shall reasonably require to further evidence or confirm the subjection of any such property to the lien, pledge and security interest of this Security Agreement.

Section 2.4 Disposition; Liens and Encumbrances. Except as otherwise expressly permitted by this Security Agreement, the Loan Agreement or Section 4.4 hereof, or for the sale of Inventory in the ordinary course of its business and factoring or financing of inventory or receivables, the Company shall not directly or indirectly sell, convey, assign, transfer or otherwise dispose of the Collateral or any part thereof or interest therein without the prior written consent of the Director. The Company shall not directly or indirectly create or permit to remain, and will promptly discharge, any Lien in or on the Collateral or any part thereof or the interest of the Company or the Director therein or any revenues, income or profit or other sums arising from the Collateral or any part thereof (including, without limitation, any Lien arising by operation of law) other than:

(a)	Liens for taxes, assessments, and other governmental charges, which are not at the time required to be paid pursuant to Section 3.1 hereof;

(b)	Liens of mechanics, materialmen, suppliers or vendors or rights thereto to the extent permitted by Section 3.2 hereof; and

(c)	Permitted Encumbrances.

The security interest in favor of the Director in the Collateral, including without limitation the Project Equipment is, and shall continue to be, a shared first priority security interest therein.

Section 2.5 Security Agreement. This Security Agreement constitutes a security agreement as to all or any part of the Collateral which is of a nature that a security interest therein can be perfected under the Commercial Code.

Section 2.6 No Claims Against the Director. Nothing contained in this Security Agreement shall constitute a request by the Director, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, or be construed to give the Company any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would provide the basis for any claim either against the Director, or that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien, pledge and security interest of this Security Agreement.

Section 2.7 The Director's Powers. Without affecting the liability of any other Person liable for the payment of any obligation herein mentioned, and without affecting the lien, pledge or security interest of this Security Agreement upon any portion of the Collateral not then or theretofore released as security for the full amount of all unpaid obligations, the Director may, from time to time and without notice, (a) release any Person so liable, (b) extend the maturity or alter any of the terms of any such obligation, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed at any time at the Director's option any parcel, portion or all of the Collateral, (e) take or release any other or additional security for any obligations herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

Section 2.8 Security for Advances. In addition to securing the Company's debts and obligations under and pursuant to this Security Agreement, the Loan Agreement, the Note and all other Loan Documents, this Security Agreement is intended to and does secure unpaid balances of advances made pursuant hereto, together with interest thereon at the Interest Rate for Advances from the respective dates thereof, including, without limitation, for the payment of taxes, assessments, insurance premiums and costs incurred for the protection of the Collateral.

Section 2.9 Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. The Company shall (i) hold in trust for the Director upon receipt, and upon the request of the Director at any time and from time to time deliver to the Director, any Chattel Paper, Securities and Instruments constituting Collateral, (ii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Director such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Director shall specify, and (iii) upon the Director's request, deliver to the Director (and thereafter hold in trust for the Director upon receipt and immediately deliver to the Director) any Document evidencing or constituting Collateral.

Section 2.10 Deposit Accounts. The Company shall, upon the occurrence and during the continuance of an Event of Default, (i) upon the Director's request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Director, in form and substance satisfactory to the Director in order to give the Director Control of the Deposit Account, or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Director hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (ii) upon the Director's request, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Director, transferring ownership of the Deposit Account to the Director or transferring dominion and Control over each such other deposit to the Director.

Section 2.11 Federal, State or Municipal Claims. The Company shall notify the Director of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

Section 2.12 Letter of Credit Rights. Upon the occurrence and during the continuance of an Event of Default, the Company shall upon the Director's request cause each issuer of a letter of credit to consent to the assignment of proceeds of the letter of credit in order to give the Director Control of the Letter-of-Credit Rights to such letter of credit.

Section 2.13 Pledged Deposits. Upon the occurrence and during the continuance of an Event of Default, the Company shall not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Director.

Section 2.14 Commercial Tort Claims. If the Company shall at any time hold or acquire a Commercial Tort Claim, the Company shall immediately notify the Director in writing signed by the Company of the details thereof and grant to the Director in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Director. Without limiting the obligations of the Company set forth in the preceding sentence, the Company irrevocably authorizes the Director at any time and from time to time after receipt of any such notice and appoints the Director as its attorney in fact to sign on behalf of the Company any such writing necessary or desirable in the Director's sole discretion to grant, perfect and to maintain the perfection and priority of the Director's security interest in any such Commercial Tort Claim.

Section 2.15 Electronic Chattel Paper and Transferable Records. If the Company at any time holds or acquires an interest in any Electronic Chattel Paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Company shall promptly notify the Director thereof and, upon the occurrence and during the continuance of an Event of Default, at the request of the Director, shall take such action as the Director may reasonably request to vest in the Director Control under Section 9-105 of the Commercial Code of such Electronic Chattel Paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Director agrees with the Company that the Director will arrange, pursuant to procedures satisfactory to the Director and so long as such procedures will not result in the Director's loss of Control, for the Company to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the Commercial Code or, as the case maybe, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in Control to make without loss of Control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to such Electronic Chattel Paper or transferable record.

Section 2.16 Uncertificated Securities and Certain Other Investment Property. Upon the occurrence and during the continuance of an Event of Default, the Company shall permit the Director from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated Securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated Securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the security interest of the Director granted pursuant to this Security Agreement. Upon the occurrence and during the continuance of an Event of Default, at the request of the Director, the Company shall take any actions necessary to cause (i) the issuers of uncertificated Securities which are Collateral and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Director to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, at the request of the Director the Company shall, Upon the occurrence and during the continuance of an Event of Default, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Director in form and substance satisfactory to the Director.

Section 2.17 Authorization for Director to Take Certain Action. The Company irrevocably authorizes the Director at any time and from time to time in the sole discretion of the Director and appoints the Director as its attorney in fact (i) to execute and/or authenticate on behalf of the Company as debtor and/or to file initial financing statements, amendments of financing statements, correction statements with respect to financing statements and other documents necessary or desirable in the Director's sole discretion to perfect and to maintain the perfection and priority of the Director's security interest in the Collateral, including to file in any filing office in the State or any other jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (1) as all assets and/or personal property of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Commercial Code or the Uniform Commercial Code of any other applicable jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Commercial Code or the Uniform Commercial Code of such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (1) whether the Company is an organization, the type of organization and any organizational identification number issued to the Company, and (2) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; and upon the occurrence and during the continuance of an Event of Default (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Director Control over such Securities or other Investment Property, (iv) to enforce payment of the Accounts, Instruments and Chattel Paper in the name of the Director or the Company, (v) to apply the proceeds of any Collateral received by the Director to the obligations secured hereby as provided in Article VI, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Encumbrances), and the Company agrees to reimburse the Director on demand for any payment made or any expense incurred by the Director in connection therewith, and (vii) to grant to the Director in writing a security interest in Commercial Tort Claims and in the proceeds thereof as set forth in Section 2.14, which security interest shall be upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Director, provided that this authorization shall not relieve the Company of any of its obligations under this Security Agreement or under the other Loan Documents.

ARTICLE III

Taxes, Mechanics' Liens and Insurance

Section 3.1 Payment of Taxes and Other Governmental Charges.

(a) The Company shall pay promptly when due, and before penalty or interest accrues thereon, all taxes, assessments, whether general or special, all other governmental charges and all public or private utility charges of any kind whatsoever, foreseen or unforeseen, ordinary or extraordinary, that now or may at any time hereafter be assessed, levied or imposed against or with respect to the Collateral or any part thereof (including, without limitation, any taxes levied upon or with respect to the revenues, income or profits of the Company from the Collateral) which, if not paid, may become or be made a Lien on the Collateral or any part thereof or a charge on such revenues, income or profits. The Company shall also pay promptly when due any public or private utility charges and other charges incurred in the operation, maintenance or use of the Collateral.

(b) Notwithstanding the preceding paragraph, the Company may, at the Company's expense and in the Company's name and behalf and after written notice to the Director, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments and other charges, and during the period of contest and after written notice to the Director, may permit the items so contested to remain unpaid. If at any time, however, the Director shall notify the Company that, in the opinion of Independent Counsel, by nonpayment of any such items the lien, pledge or security interest created by this Security Agreement or the interests of the Company or the Director in the Collateral as to any part of the Collateral will be materially affected or the Collateral or any part thereof will be subject to imminent loss or forfeiture, the Company shall promptly pay all such taxes, assessments or charges. In the event that the Company shall fail to pay any of the foregoing items required by this Section to be paid by the Company, the Director may, but shall be under no obligation to, pay the same, and any amounts so advanced shall be paid by the Company to the Director on demand, together with interest thereon at the Interest Rate for Advances from the date thereof in addition to all other payments to be made pursuant to the Loan Documents and shall be subject to and secured by this Security Agreement as additional indebtedness in accordance with the provisions of Section 2.8 hereof.

(c) [Intentionally Omitted]

Section 3.2 Mechanics' and Other Liens. Except for Permitted Encumbrances, the Company shall not suffer or permit any mechanics' or other Liens to be filed or to exist against the Collateral or any payments paid or payable under the Loan Documents, by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Collateral or to the Company, the Director or anyone holding the Collateral or any part thereof through or under the Company. If any such Lien shall at any time be filed, the Company shall, within thirty (30) days after notice of the filing thereof but subject to the right to contest as herein set forth, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Notwithstanding the foregoing, the Company shall have the right, at the Company's expense and after written notice to the Director, by appropriate proceeding timely instituted and diligently prosecuted, to contest in good faith the validity or the amount of any such Lien. If, however, the Director shall notify the Company that, in the opinion of Independent Counsel, by nonpayment of any such items the lien, pledge or security interest created by this Security Agreement as to any part of the Collateral will be materially affected or the Collateral or any part thereof will be subject to imminent loss or forfeiture, the Company shall promptly cause such Lien to be discharged of record, as herein provided. Should the Company fail to cause such Lien to be discharged or to contest the validity or amount thereof, within the period aforesaid, then, the Director may, but shall be under no obligation to, discharge the same either by paying the claim or by procuring the discharge of such Lien by making a deposit or obtaining a bond, which advances if any shall be paid by the Company to the Director on demand, together with interest thereon at the Interest Rate for Advances from the date thereof, in addition to all other payments to be made by the Company pursuant to the Loan Documents and shall be subject to and secured by this Security Agreement as additional indebtedness in accordance with the provisions of Section 2.8 hereof.

Section 3.3 Insurance.

(a)The Company shall keep the Collateral continuously insured with Required PropertyInsurance Coverage and shall keep and maintain the Required Public Liability Insurance Coverage. All insurance shall be contained in and maintained by means of policies with generally recognized, responsible insurance companies alone or in conjunction with other companies through an insurance trust or other arrangements satisfactory to the Director, and all such companies are to be qualified to do business in the State. All such insurance shall name the Director as an additional insured or as a loss payee, as applicable. The insurance to be provided may be by blanket policies in which event the Company shall furnish the Director with a certificate of insurance for each policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the expiration date. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification, which phrase shall include any reduction in the scope or limits of coverage, upon less than thirty (30) days advance written notice to the Director. The Company shall deposit with the Director certificates or other evidence satisfactory to the Director that (i) the insurance required hereby has been obtained and is in full force and effect and (ii) all premiums thereon have been paid in full. At least thirty (30) days prior to the expiration of any such insurance, the Company shall furnish the Director with evidence satisfactory to the Director that such insurance has been renewed or replaced and that all premiums thereon have been paid in full and all insurance policies required hereby are in full force and effect.

(b) In the event the Company fails to provide, maintain, keep in force, deliver or furnish to the Director the policies of insurance required by this Section, the Director may procure such insurance or single-interest insurance for such risks covering the Director's interest, and the Company shall pay all premiums thereon promptly upon demand by the Director, and until such payment is made by the Company, the amount of all such premiums, together with interest thereon at the Interest Rate for Advances from the date thereof in addition to all other payments to be made by the Company pursuant to the Loan Documents shall be subject to and secured by this Security Agreement as additional indebtedness in accordance with the provisions of Section 2.8 hereof.

(c)  If any Event of Default shall have occurred and be continuing, at the request of the Director, the Company shall deposit with the Director, on each Payment Date, an amount equal to 1112th of the estimated aggregate annual insurance premiums on all policies of insurance required by this Security Agreement. In such event, the Company further agrees to cause copies of all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to the Director. Upon receipt of such bills, statements or other documents, and providing the Company has deposited sufficient funds with the Director pursuant to this Section, the Director shall pay such amounts, provided the Company has not already made the required payments, as may be due thereunder from the funds so deposited with the Director. If at any time and for any reason the funds deposited with the Director are or will be insufficient to pay such amounts as may then or subsequently be due, the Director shall notify the Company and the Company shall immediately deposit the amount necessary to eliminate such insufficiency with the Director. Notwithstanding the foregoing, nothing contained herein shall cause the Director to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with the Director pursuant to this Section. The Director may commingle said funds with the Director's own funds and with other funds held by the Director. The Director shall not be obligated to pay or allow any interest on any funds held by the Director pending disbursement or application hereunder, and the Director may impound or reserve for future payment of insurance premiums, such portion of such payments made pursuant to the Loan Documents as the Director may reasonably deem proper, applying the balance on the principal of or interest and monthly service fee on the obligations secured hereby. Any penalties imposed as a result of the failure by the Director to make required premium payments in a timely fashion shall be borne by the Company, unless the required deposits have been timely made by the Company. Should the Company fail to deposit with the Director, exclusive of that portion of said payments which has been applied by the Director on the principal of or interest and monthly service fee on the indebtedness secured by this Security Agreement, sums sufficient to fully pay such insurance premiums at least thirty (30) days before such premiums are due, the Director may, at the Director's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be paid by the Company to the Director on demand, together with interest thereon at the Interest Rate for Advances from the date thereof in addition to all other payments to be made by the Company pursuant to the Loan Documents and shall be subject to and secured by this Security Agreement as additional indebtedness in accordance with the provisions of Section 2.8 hereof, or at the option of the Director, the Director may, without making any advances whatever, apply any sums held by the Director upon any obligations of the Company secured hereby. Should any default occur or exist in the payment or performance of any of the Company's obligations under the terms of any of the Loan Documents or any other instrument given to secure the Note, the Director may, at any time at the Director's option, apply any sums or amounts in the Director's hands received pursuant hereto, or as rents or income from the Collateral or otherwise, upon any indebtedness or obligation of the Company secured hereby in such manner and order as the Director may elect. The receipt, use or application of any such sums paid by the Company to the Director hereunder shall not be construed to affect the maturity of any indebtedness secured by this Security Agreement or any of the rights or powers of the Director under the terms of the Loan Documents or any other instrument given to secure the Note, or any of the obligations of the Company under the Loan Documents or any other instrument given to secure the Note. The Company waives any and all right to claim or recover against the Director or the State and any officers, employees, agents and representatives of the Director or the State, for loss of or damage to the Company, the Collateral, the Company's property or the property of others under the Company's control, from any cause insured against or required to be insured against by the provisions of this Security Agreement.

(d)All policies of insurance required by the terms of this Security Agreement shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Company which might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Company.

Section 3.4 Workers' Compensation Coverage. The Company shall maintain or cause to be maintained in connection with the Company's business operations and the Collateral any workers' compensation coverage required by the applicable laws of the State.

Section 3.5 Advances by Director. If the Company fails (i) to pay the taxes, assessments and other governmental or utility charges as required by Section 3.1 hereof, (ii) to pay any mechanics' or other Liens as required by Section 3.2 hereof, (iii) to maintain and keep in force the insurance required by Section 3.3 hereof, (iv) to maintain and keep in force the workers' compensation coverage required by Section 3.4 hereof, (v) to maintain the Collateral as required by Section 4.2 hereof, (vi) to pay for the defense of claims against the Director as required by Section 4.5 hereof, or (vii) to take any action described in Section 6.1 hereof, the Director may, but shall not be obligated to, advance funds to pay any such required charges or items. Any funds so advanced shall be paid by the Company to the Director on demand, together with interest thereon at the Interest Rate for Advances from the date thereof in addition to all other payments to be made by the Company pursuant to the Loan Documents, and shall be subject to and secured by this Security Agreement as additional indebtedness in accordance with the provisions of Section 2.8 hereof.

ARTICLE IV

Maintenance and Use of Collateral

Section 4.1 Compliance with Legal and Insurance Requirements. The Company, at the Company's expense, shall promptly comply in all material respects with all Legal Requirements and Insurance Requirements, and shall procure, maintain and comply in all material respects with all permits, licenses and other authorizations required for any use of the Collateral or any part thereof then being made or anticipated to be made, and for the proper construction, installation, operation and maintenance of the Collateral or any part thereof; and the Company shall comply with any instruments of record at the time in force burdening the Collateral or any part thereof. As used in this Section, "Legal Requirements" means all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental entities, departments, commissions, boards, courts, authorities or agencies which now or at any time hereafter may be applicable to the Collateral or any part thereof or any use, anticipated use or condition of the Collateral or any part thereof; and "Insurance Requirements" means all provisions of any insurance policy covering or applicable to the Collateral or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Collateral or any part thereof. The Company may, at the Company's expense and after written notice to the Director, by any appropriate proceedings diligently prosecuted, contest in good faith any Legal Requirement and postpone compliance therewith pending the resolution or settlement of such contest provided that such postponement does not, in the opinion of Independent Counsel, materially affect the lien, pledge or security interest created by this Security Agreement as to any part of the Collateral or subject the Collateral, or any part thereof, to imminent loss or forfeiture.

Section 4.2 Maintenance and Use of Collateral. The Company, at the Company's expense, shall keep the Collateral consisting of tangible personal property in good order and condition and shall make all necessary or appropriate repairs, replacements and renewals thereof, interior, exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen. The Company shall not do, or permit to be done, any act or thing which might materially impair the value or usefulness of the Collateral or any part thereof, shall not commit or permit any waste of the Collateral or any part thereof, and shall not permit any unlawful occupation, business or trade involving the Collateral to be conducted.

Section 4.3 Documents to be Provided. The Director shall execute and deliver such documents, if any, as the Company may properly request in connection with any action taken by the Company in conformity with Sections 4.2 or 4.4 hereof. Any action taken by the Company pursuant to Sections 4.2 or 4.4 of this Security Agreement shall not entitle the Company to any abatement or diminution of the payments payable under the Loan Documents.

Section 4.4 Substitutions and Removals. In any instance where the Company, in the Company's reasonable discretion, determines that any item of personal property or Fixtures constituting part of the Collateral shall have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary or should be replaced, the Company may remove, abandon, sell or otherwise dispose of such property provided that the Company shall substitute and install other property as part of the Collateral having equal or greater value if such substitution is necessary in the Company's business discretion, but not necessarily the same function in the operation of the Collateral, which substituted property shall be free from all Liens other than Permitted Encumbrances and shall become part of the Collateral subject to this Security Agreement, or the Company shall obtain a waiver of this provision from the Director in writing. In any event, the Company shall provide to the Director prior written notice of such substitution or removal, which notice shall include evidence satisfactory to the Director of the fair market value of portions of the Collateral to be removed and of the substituted property.

Section 4.5 Indemnification. The Company shall protect, indemnify and save harmless the Director from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses except as may be limited by law or judicial order or decision entered in any action brought to recover moneys under this Section) imposed upon, incurred by or asserted against the Director by reason of (a) ownership of any interest in the Collateral or any part thereof; (b) any accident or injury to or death of persons, or loss of or damage to property occurring on or about the Project Site or any part thereof or adjacent real property, sidewalks, curbs, vaults and vault space, if any, streets or ways or with respect to the operation of the Company's business including but not limited to the Company's ownership of or interest in the Project Site or the Collateral or any part thereof; (c) any use, disuse, non-use or condition of the Collateral; (d) any failure on the part of the Company to perform or comply with any of the terms hereof or of any of the Loan Documents or any other instrument or document executed in connection with the transactions contemplated herein and therein; (e) any necessity to defend any right, title or interest conveyed by this Security Agreement or to defend any action arising from the creation or perfection of any such right, title or interest; (f) the performance of any labor or services or the furnishing of any materials or other property in respect to the Collateral or any part thereof; (g) any loss of or damage to property, or injury to or death of any person, that may be occasioned by any cause pertaining to the provision of any part of the Collateral; (h) any breach or default arising from any act or failure to act by the Company or any of its agents, lessees, contractors, servants, employees or licensees or arising from any accident, injury or damage caused to any Person and occurring with respect to the operation of the Company's business including the Company's ownership of or interest in any of the Collateral; or (i) any such claim, action, or proceeding brought thereon, except to the extent caused by the gross negligence or willful misconduct of the Director. If any action or proceeding is made or brought against the Director in respect of which indemnity may be sought hereunder, the Director shall give notice to the Company of the action or proceeding and upon such notice, at the option of the Director, (1) the Company shall assume the defense of the action or proceeding with legal counsel satisfactory to the Director, (2) the Company shall assume the defense of the action or proceeding with the participation of the Director, at the Company's expense, or (3) the Director shall assume the defense of the action or proceeding with legal counsel satisfactory to the Director, at the Company's expense; provided that failure of the Director to give such notice shall not relieve the Company from any of the Company's obligations under this Section to the extent the failure prejudices the defense by the Company of the action or proceeding. Any amounts payable to the Director under this Section shall be paid by the Company on demand together with interest thereon at the Interest Rate for Advances from the date thereof in addition to all other payments to be made by the Company pursuant to the Loan Documents and shall be subject to and secured by this Security Agreement as additional indebtedness in accordance with the provisions of Section 2.8 hereof. The obligations of the Company under this Section shall survive any defeasance of this Security Agreement. The indemnification provided by this Section to the Director includes officers, employees, agents and representatives of the Director and the State.

ARTICLE V

Damage, Destruction and Eminent Domain

Section 5.1 Damage to or Destruction of Collateral. In case of any damage to or destruction of the Collateral or any part thereof, there shall be no abatement or reduction of any payment payable by the Company under the Note and the Loan Documents and the Company shall promptly give written notice thereof to the Director generally describing the nature and extent of such damage or destruction. Unless in lieu thereof the Company exercises the Company's option to prepay the entire unpaid principal balance of the Note, plus interest accrued to the date thereof, any monthly service fees then due and unpaid and any other fees and charges due with respect to the Loan Documents, the Company shall, whether or not the Net Proceeds of insurance, if any, received on account of any damage or destruction shall be sufficient for such purpose, promptly commence and complete, or cause to be commenced and completed, the repair or restoration of any material portion of the Collateral which is damaged or destroyed as nearly as practicable to the value, condition and character thereof existing immediately prior to such damage or destruction with such changes or alterations, however, as the Company may deem necessary for proper operation of the Collateral so long as such changes or alterations are consistent with the Project Purposes.

Section 5.2 Use of Insurance Proceeds.

(a)  In connection with the repair or restoration of the Collateral pursuant to Section 5.1 hereof, so long as there is no Event of Default which has occurred and is continuing, any Net Proceeds of Required Property Insurance Coverage shall be paid to the Company for application of as much of such Net Proceeds as may be necessary for such repair and restoration. If an Event of Default has occurred and is continuing, such Net Proceeds shall be paid to and held by, or at the direction of, the Director in a separate account, for application as the Director determines either (i) as may be necessary of such Net Proceeds to the payment of the costs of repair or restoration, either on completion thereof or as the work progresses or (ii) to the payment of amounts owing by the Company under the Loan Documents. In the event that the Net Proceeds from the damage or destruction of any material portion of the Collateral are insufficient to pay in full the costs of such repair or restoration, the Company shall complete such repair or restoration and shall provide for the payment of the costs of such completion. The Director may, prior to making payment from such account, require the Company to provide evidence that, or deposit with the Director moneys to be placed in such account so that, there will be sufficient moneys available for such repair and restoration. Any balance of the Net Proceeds held by the Director remaining after payment of all costs of such repair or restoration shall be paid at the direction of the Company. Notwithstanding the foregoing, nothing contained herein shall cause the Director to be deemed a trustee of the Net Proceeds or any other moneys deposited with the Net Proceeds or to be obligated to allow or pay any amounts in excess of the Net Proceeds and any other moneys deposited with the Net Proceeds.

(b)  If, in lieu of repair or restoration, the Company has exercised the Company's option to prepay the entire unpaid principal balance of the Note, plus interest accrued to the date thereof, any monthly service fees then due and unpaid and any other fees and charges due with respect to the Loan Documents, an amount equal to any Net Proceeds received by the Director prior to such prepayment shall be credited against the amount payable by the Company under the Note to effect such prepayment.
(c)  Within ninety (90) days from the date of any damage to or destruction of the Collateral, or within thirty (30) days of the receipt of any insurance proceeds, whichever first occurs, the Company shall determine and notify the Director in writing of which of the ways specified in this Section such Net Proceeds shall be applied. In the event that the Company fails to make such a determination or to give such notice within the applicable period, such Net Proceeds shall be applied as determined by the Director, in the Director's sole discretion.

Section 5.3 Intentionally Omitted.

Section 5.4 Investment and Disbursement of Net Proceeds. All moneys received by the Director or the Director's designee constituting Net Proceeds shall, pending application, be invested at the direction of the Company, in the exercise of the Company's reasonable business judgment, for the account of and at the risk of the Company.

ARTICLE VI

Events of Default and Remedies

Section 6.1 Right to Perform Covenants. If an Event of Default (as defined below) has occurred and is continuing, the Director, without demand upon the Company and without waiving or releasing any obligation or default, may, but shall be under no obligation to, upon ten (10) days' written notice to the Company (unless a shorter period is elsewhere provided in the Loan Documents), make such payment or perform such act for the account and at the expense of the Company and may enter upon the location of the Collateral or any part thereof for such purpose and take all such action thereon as, in the Director's opinion, may be necessary or appropriate for the protection of the Collateral. Under emergency conditions as determined in the sole discretion of the Director, no notice shall be required. All payments so made by the Director and all costs, fees and expenses, including without limitation reasonable attorneys' fees, incurred in connection therewith or in connection with the performance by the Director of any such act, together with interest thereon at the Interest Rate for Advances from the date of payment or incurrence, shall be subject to and secured by this Security Agreement as additional indebtedness in accordance with the provisions of Section 2.8 hereof. In any action brought to collect such indebtedness or to otherwise pursue the remedies of the Director under this Security Agreement, the Director shall be entitled to the recovery of such expenses in such action except as limited by law or judicial order or decision entered in such action.

Section 6.2 Events of Default. Any one or more of the following events shall be an "Event of Default" under this Security Agreement:

(a)
The Company shall fail to observe and perform any agreement, term or condition contained in this Security Agreement and such failure continues for a period of thirty (30) days after the Company has knowledge thereof; provided, however, that such thirty (30) day cure period shall not apply to (i) any failure which in the good faith opinion of the Director is incapable of cure, (ii) any failure which has previously occurred, (iii) any failure to maintain and keep in effect any insurance required by the Loan Documents, or (iv) any failure to permit the Director to inspect the Collateral, or the books and records of the Company with respect thereto; or

(b)	The occurrence of an Event of Default under the Loan Agreement or any of the other Loan Documents (as so defined therein);

(c)	The Collateral shall be placed under control or custody of any court; or

(d)	An attachment, levy or restraining order shall be issued for any material portion of the Collateral.

Section 6.3 Remedies. If an Event of Default shall have occurred and be continuing, the Director, at any time, at the Director's election, may exercise any or all or any combination of the remedies conferred upon or reserved to the Director under this Security Agreement, the Loan Agreement, the Note, any other Loan Document or any instrument or document collateral thereto, or now or hereafter existing at law, or in equity or by statute. Subject to the foregoing, any or all of the following remedies may be exercised:

(a)
Declaration that the entire unpaid balance of all indebtedness owed to the Director and secured hereby is immediately due and payable, without notice or demand, such notice or demand being expressly waived by the Company;

(b)
Use of any available judicial proceeding to collect or recover all indebtedness secured by this Security Agreement and due hereunder whether at maturity or by acceleration, to enforce this Security Agreement or to foreclose or otherwise collect or realize upon the lien, pledge and security interest on all or any part of the Collateral;

(c)
Demand for immediate delivery of any portion of the Collateral capable of being delivered to the Director or demand that the Company immediately assemble any portion of the Collateral capable of being assembled and immediately make such portion available to the Director by any method which is reasonably convenient to both the Company and the Director, and taking immediate possession of the Collateral or any part thereof and for that purpose pursuing the Collateral or any part thereof wherever it may be found and removing, to the extent possible, the same to any place whatsoever;

(d)
Sale, lease or other disposition of the Collateral, at either public or private sale, at such time as the Director, in the Director's sole discretion, may decide, in a commercially reasonable manner. In connection with any such sale, the Company acknowledges and agrees that ten (10) days' prior written notice to the Company shall constitute reasonable notification of the time and place of any public sale or reasonable notification of the time after which any private sale or other intended disposition is to be made. At any such sale the Collateral may be sold in one or more lots or as an entirety or separately, as the Director may determine. The Director shall not be obligated to complete any such sale pursuant to any such notice. The Director may, without notice or publication, except for written notice to the Company, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of the sale of all or any part of the Collateral on credit or for future delivery, the property so sold may be retained by the Director until the selling price is paid by the purchaser thereof, but the Director shall not be required to sell all or any part of the Collateral on credit or future delivery and shall not incur any liability in case of the failure of such purchaser to take and pay for the property so sold and, in case of any such failure, such property may again be sold upon like notice;

(e)	Exercise of all or any rights and remedies as the Director may have under the Loan Documents; and

(f)
Exercise of any rights, remedies and powers the Director may have at law or in equity, including, without limitation, as a secured party under the Commercial Code or other similar laws in effect, including, without limitation, the option of proceeding as to both personal property and Fixtures in accordance with any rights of the Director with respect to any real property secured hereby.

Any moneys received by the Director pursuant to the exercise of remedies this Security Agreement shall be applied as provided in Section 6.5 hereof.

The Director may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Director may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.

Upon the occurrence and during the continuance of an Event of Default, the Director shall be entitled to occupy and use any premises owned or leased by the Company where any of the Collateral or any records relating to the Collateral are located until the all obligations secured hereby are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Company for such use and occupancy.

The Director is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, the Company's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, the Company's rights under all licenses and all franchise agreements shall inure to the Director's benefit. In addition, the Company hereby irrevocably agrees that the Director may, following the occurrence and during the continuance of an Event of Default, sell any of the Company's Inventory directly to any Person, including without limitation Persons who have previously purchased the Company's Inventory from the Company's and in connection with any such sale or other enforcement of the Director's rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to the Company and any Inventory that is covered by any copyright owned by or licensed to the Company and the Director may finish any work in process and affix any trademark owned by or licensed to the Company and sell such Inventory as provided herein.

Section 6.4 Waiver of Appraisement, Valuation, Redemption and Marshalling of Assets. The Company does hereby, to the full extent the Company may lawfully do so, waive the benefit of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force and agrees not to set up, claim or seek to take advantage of any such law in order to prevent or hinder the enforcement or foreclosure of this Security Agreement, or the final and absolute sale of the Collateral or any part thereof or interest therein, or the final and absolute putting into possession, immediately after such sale, of the purchaser or purchasers thereof. The Company also waives, to the full extent it may lawfully do so, all rights of marshalling of assets in the event of any foreclosure or sale of the Collateral or any part thereof or any interest therein and agrees that any court having jurisdiction to foreclose the lien, pledge and security interest of this Security Agreement or sell the Collateral may foreclose the lien, pledge and security interest of this Security Agreement and sell the Collateral as an entirety, or in such parcels or portions as may be ordered by the court.

Section 6.5 Application of Proceeds. Any moneys, including without limitation the proceeds of any sale, by foreclosure or otherwise, of the Collateral or any part thereof or any interest therein received by the Director pursuant to the exercise of any remedies provided in this Security Agreement or by law, in equity, or by statute shall be applied as follows:

First:	To the payment of all costs incurred in the collection thereof, including,

Second:	To the discharge of any Lien which the Director may consider necessary or desirable to discharge;

Third:	To the payment of indebtedness secured by this Security Agreement

Fourth:	To the payment of all principal, interest, monthly service fees and loan participation fees due and payable under the Note and under the Loan

Fifth:	Unless a court of competent jurisdiction may otherwise direct by final

Section 6.6 Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Director shall, as a matter of right and to the extent permitted by applicable law and without regard to the adequacy of the Collateral as security, be entitled to the appointment of a receiver for all or any part of the Collateral, whether such receivership is incidental to a proposed sale of the Collateral or otherwise, and the Company hereby consents to the appointment of such a receiver and covenants not to oppose any such appointment.

Section 6.7 Possession, Management and Income; Assignment. If an Event of Default shall have occurred and be continuing, the Director may, to the extent permitted under applicable law, ex parte and without notice, enter upon any location where the Collateral is located and take possession of the Collateral or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove the Company and all other Persons and any and all property therefrom and may hold, operate and manage the same and receive all revenues, income or profits accruing with respect thereto or any part thereof. The Director shall not have any liability for or by reason of any such taking of possession, entry, removal or holding, operation or management.

Section 6.8 Remedies Cumulative. If an Event of Default shall have occurred and be continuing, the Director, in addition to each right, power and remedy of the Director provided in this Security Agreement, may undertake appropriate judicial proceedings or may proceed with any other right or remedy existing at law or in equity or by statute or otherwise, independent of or in aid of the rights, powers and remedies conferred in this Security Agreement, as the Director may deem best for the protection and enforcement of the Director's rights under this Security Agreement. Each right, power and remedy of the Director provided for in this Security Agreement, the Loan Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Security Agreement, the Loan Agreement or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise or partial exercise by the Director of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Director of any or all such other rights, powers or remedies.

Section 6.9 Provisions Subject to Applicable Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

Section 6.10 No Waiver by the Director. No failure by the Director to insist upon the strict performance of any term hereof, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Security Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

Section 6.11 Discontinuance of Proceedings and Restoration of Status Quo. In case the Director shall have proceeded to enforce any right, power or remedy under this Security Agreement by sale, foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Director, then and in every case the Company and the Director shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Director shall continue as if no such proceeding had been taken.

Section 6.12 No Liability. The Director shall have no liability for any loss, damage, injury, cost or expense resulting from any act or omission to act by the Director or officers, employees, agents or representatives of the Director or the State whether or not negligent, which has been taken or omitted in good faith pursuant to this Article.

Section 6.13 Right to Proceed Against Collateral. The Company irrevocably waives any right it has to require that any action be brought against any third persons or to require that resort be had to any other security prior to the enforcement of this Security Agreement.

ARTICLE VII

Miscellaneous Provisions

Section 7.1 Additional Security. Without notice to or consent of the Company and without impairment of the pledge, lien and security interest and rights created or granted by this Security Agreement, the Director may accept from the Company or from any other Person additional security for the indebtedness secured by this Security Agreement. Neither the giving of this Security Agreement nor the acceptance of any such additional security shall prevent the Director from resorting, first, to such additional security, or first, to the security created or granted by this Security Agreement, in either case without affecting the pledge, lien or security interest hereof and the rights conferred hereunder.

Section 7.2 Partial Release. At the request of the Company, the Director may, at any time and from time to time, consent to, join in or permit a release of any part of the Collateral, subject to the provisions of Section 4.4 hereof. No such release shall impair in any manner the validity or, except as specifically provided in such release or grant, the priority of this Security Agreement, and no notice to other parties in interest, if any, shall be required.

Section 7.3 Release and Discharge. If all sums payable by the Company under the Loan Documents shall have been irrevocably paid and the Company shall have complied with all the terms, conditions and requirements hereof and of the Note, the Loan Agreement and all other Loan Documents, then this Security Agreement shall be null and void and of no further force and effect. Upon the written request, and at the expense, of the Company, the Director will authorize, execute and deliver to the Company such proper instruments of release and discharge as may reasonably be requested to evidence such defeasance, release and discharge.

Section 7.4 Inspection. Upon reasonable notice, the Director and the Director's officers, employees, agents and representatives are hereby authorized to enter upon the location of the Collateral and inspect the Collateral at any reasonable time during the term of this Security Agreement.

Section 7.5 Expenses. The Company shall, to the extent permitted by law, immediately, upon demand, pay or reimburse the Director for all reasonable attorneys' fees, costs and expenses incurred by the Director in any proceedings involving the estate of a decedent, an insolvent or a debtor under federal bankruptcy law, or in any action, proceeding or dispute of any kind in which the Director is made a party, or appears as an intervenor or party plaintiff or defendant, affecting or relating to the Note, this Security Agreement, the Loan Agreement or any other Loan Document, the Company or any of the Collateral, including, but not limited to, foreclosure of or collection under this Security Agreement, any condemnation action involving the Collateral, or any action to protect the security hereof, and any such amounts paid by the Director shall, except as may be limited by law or judicial order or decision entered in any such action be added to the indebtedness secured hereby, be subject to the provisions of Section 2.8 hereof and bear interest at the Interest Rate for Advances from demand until paid.

Section 7.6 Estoppel Affidavits. The Company, within 10 days after written request from the Director, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of, and interest and monthly service fee on, the indebtedness secured hereby and whether any credits or defenses exist against such principal and interest.

Section 7.7 No Merger. It being the desire and intention of the parties hereto that the Security Agreement and the lien, pledge and security interest hereof do not merge in title to the Collateral, it is hereby understood and agreed that should the Director acquire any additional or other interests in or to the Collateral or the ownership thereof, then, unless a contrary interest is manifested by the Director as evidenced by an appropriate document duly filed or recorded, this Security Agreement and the lien, pledge and security interest thereof shall not merge in the title of the Collateral, toward the end that this Security Agreement may be foreclosed as if owned by a stranger to the title to the Collateral.

Section 7.8 General Provisions. This Security Agreement shall be deemed to be made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State and shall inure to the benefit of and be binding upon the Company, the Director and their respective permitted successors and assigns. If any provision hereof is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, which shall be construed and enforced as if such invalid or unenforceable provision were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed effective, operative, made, entered into or taken in the manner and to the full extent permitted by law. The captions or headings herein shall be solely for convenience of reference and in no way define, limit or describe the scope or intent of any provisions or sections of this Security Agreement or affect the meaning hereof. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original and each of which shall constitute but one and the same instrument; it shall not be necessary in proving this Security Agreement to produce or account for more than one such counterpart. This Security Agreement shall be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements.

Section 7.9 Amendments, Changes and Modifications. Except as otherwise provided in this Security Agreement, this Security Agreement may not be amended, supplemented or terminated without the written consent of the Director.

Section 7.10 Waiver of Setoff. All sums payable by the Company hereunder or under the Note and the other Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Company hereunder shall in no way be released, discharged or otherwise affected, except as expressly provided herein, by reason of (a) any damage to or destruction of or any condemnation or similar taking, or transfer in lieu thereof, of the Collateral or any part thereof; (b) any restriction or prevention of or interference with any use of the Collateral or any part thereof; (c) any title defect or encumbrance or any eviction from the location of the Collateral or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company or any action taken with respect to this Security Agreement by any trustee or receiver of the Company, or by any court in such proceeding; (e) any claim which the Company has or might have against the Director; (f) any default or failure on the part of the Director to perform or comply with any of the terms hereof or of any other agreements pertaining to the lien, pledge and security interest on the Collateral with the Company; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Company shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, the Company waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by the Company.

Section 7.11 Brundage Clause. In the event of the passage or enactment of any law, order, rule or regulation subsequent to the date hereof in any manner changing or modifying the laws now in force governing the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the manner of collecting taxes so as to affect adversely the Director, the Director may, at the Director's option, declare an Event of Default hereunder unless promptly upon such passage or enactment the Company assumes, in a manner satisfactory to the Director, the obligation to pay any taxes or other financial burdens imposed upon the Director.

Section 7.12 Notices. All notices, certificates, requests or other communications hereunder shall be given in accordance with the Loan Agreement.

Section 7.13 Personalty. The personal property which is part of Collateral shall be and remain personal property notwithstanding the manner in which it may be attached or affixed to real estate.

Section 7.14. Extent of Covenants of the Director; No Personal Liability. All covenants, obligations and agreements of the Director contained in this Security Agreement and all other Loan Documents shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future Director in other than such Director's official capacity acting pursuant to the Act.

Section 7.15 WAIVER OF JURY TRIAL. THE COMPANY AND THE DIRECTOR, AFTER CONSULTING O R HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON O R ARISING OUT OF THIS SECURITY AGREEMENT, THE NOTE, THE LOAN DOCUMENTS, O R ANY RELATED INSTRUMENT O R AGREEMENT, O R ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, O R ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL O R WRITTEN), O R ACTIONS OF ANY OF THEM. THIS WAIVER SHALL NOT IN ANY WAY AFFECT THE DIRECTOR'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT O R COGNOVIT PROVISION CONTAINED IN THE NOTE, IN ANY LOAN DOCUMENT O R ANY RELATED INSTRUMENT O R AGREEMENT. NEITHER THE COMPANY NOR THE DIRECTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE O R HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT O R RELINQUISHED BY THE COMPANY O R THE DIRECTOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

Section 7.16 Consent to Jurisdiction/Service of Process. The Company hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Franklin County, Ohio, or, at the option of the Director in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which the Director at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and the Company irrevocably waives any and all objections based on forum non conveniens and/or objection to venue of any such action or proceeding. The Company hereby irrevocably consents that all service of process be made by certified mail directed to the Company at its address set forth herein for notice purposes and service so made will be deemed completed upon the earlier of the Company's actual receipt thereof or three (3) business days after the same has been deposited in the U.S. Mail, postage prepaid. Nothing contained herein will prevent the Director from servicing process in any other manner permitted by law.

Section 7.17 Attorney Review. The terms and conditions of this Security Agreement (including all exhibits) were reviewed by an attorney for the Company, and said terms and conditions were explained to the appropriate officers/representatives of the Company who, by their execution hereof, hereby acknowledged that they fully understand the terms hereof.

Section 7.18 Time is of the Essence. Time is of the essence in all respects hereunder.

IN WITNESS WHEREOF, the Director and the Company have executed this Security Agreement as of the date first above written.

The Director of Development of the State of Ohio, acting on behalf of the State of Ohio

By: ______________________

Name: ______________________

Title: ______________________

The Guitammer Company, an Ohio corporation

By: ______________________
Mark A. Luden, President & CEO

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SCHEDULE A
(to Security Agreement between The Guitammer Company and The Director of Development of the State of Ohio, dated April 25, 2008)
Permitted Encumbrances

A.  Liens, pledges, and security interests in favor of the Director and Lender (relating to the Lender Loan) covering all of the Collateral, which liens, pledges, and security interests shall be on a shared first priority position as to all of the Collateral;

B.  Liens, charges, conditions or restrictions arising from any personal property tax abatement agreements;

C .  (1)          Liens arising from judgments or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceeding for review and in respect of which the Company shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on the Company's books adequate reserves with respect to such judgment or award; (2) liens for taxes, assessments, or governmental charges or levies, provided the Director shall not have notified the Company in accordance with Section 3.1 hereof with respect to such liens; (3) deposits, liens or pledges to secure payments of workmen's compensation, unemployment insurance, pension or other social security obligations, public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business; and (4) mechanic's, workmen's, repairmen's, warehousemen's, vendor's or carriers' liens, or other similar liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such liens, provided that the Company shall have complied with Section 3.2 hereof;

D.    Liens arising under the Lender Loan Documents and the Subordinated Creditor Loan Documents;
E.    Liens permitted under the Loan Agreement;
F.    Liens to Key Equipment Finance in connection with the purchase and/or lease of furniture and related office equipment;
G.    Liens created in connection with the factoring or financing of inventory or receivables permitted under the Loan Agreement; and
H.   In the event Gerald S. Jacobs exercises the "Put Option" granted to him in a certain Stock Purchase Agreement dated December 7, 2007, a security interest in the 39 shares of common stock without par value of the Company purchased from Mr. Jacobs by the Company.

SCHEDULE B
(to Security Agreement between The Guitammer Company and The Director of Development of the State of Ohio, dated April 25, 2008)
Project Equipment

None.